UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 30, 2008
ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

551 Fifth Avenue, Suite 300, New York, New York	10176

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 297-0200
N/A

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1: ANNEX A TO CHANGE IN CONTROL AGREEMENT

Explanatory Note: This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by the Company on December 31, 2008.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Form of Change in Control Agreement with Henrik C. Slipsager, President and Chief Executive Officer , James S. Lusk, Executive Vice President and Chief Financial Officer, James P. McClure, Executive Vice President, and Steven M. Zaccagnini, Executive Vice President
     On December 31, 2008, the Company filed a Current Report on Form 8-K relating to a Change in Control Agreement (the “Agreement”) with each Executive. Annex A to the form of Change in Control Agreement relating to Henrik C. Slipsager is different than the form for the other Executives in that it provides upon a Change in Control (as defined in the Agreement) for a lump sum payment in an amount equal to three times, rather than two times, the sum of (A) Base Pay (as defined in the Agreement) at the rate in effect for the year in which termination occurs plus (B) Incentive Pay Target (as defined in the Agreement) or if the Incentive Pay Target shall not have been established or shall be reduced after a Change in Control, the highest aggregate Incentive Pay Target as in effect for any of the three years immediately preceding the year in which the Change in Control occurred. as in effect for any of the three fiscal years immediately preceding the year in which the Change in Control occurred. A copy of Annex A relating to the Change in Control Agreement for Mr. Slipsager is filed herewith as Exhibit 10.1 to this current report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.
10.1 Annex A for Change in Control Agreement for Henrik C. Slipsager.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
Dated: January 5, 2009	By:	/s/ Barbara L. Smithers
Barbara L. Smithers
Vice President and Deputy General Counsel

EXHIBIT INDEX
10.1	Annex A to Change in Control Agreement for Henrik C. Slipsager.